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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: September 25, 2014
(Date of earliest event reported)

Commission File Number	Exact Name of Registrant as specified in its charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number
1-12609	PG&E CORPORATION	California	94-3234914
1-2348	PACIFIC GAS AND ELECTRIC COMPANY	California	94-0742640

77 Beale Street P.O. Box 770000 San Francisco, California 94177 (Address of principal executive offices) (Zip Code) (415) 973-1000 (Registrant's telephone number, including area code)	77 Beale Street P.O. Box 770000 San Francisco, California 94177 (Address of principal executive offices) (Zip Code) (415) 973-7000 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 - Other Events

2015 Gas Transmission and Storage (“GT&S”) Rate Case

As previously disclosed, on September 15, 2014, Pacific Gas and Electric Company (the “Utility”) notified the California Public Utilities Commission (“CPUC”) and the CPUC administrative law judge ("ALJ") overseeing the Utility's GT&S rate case that the Utility believes that some communications between the Utility and CPUC personnel violated the CPUC's rules prohibiting certain ex parte communications.  On September 25, 2014, the CPUC's acting chief ALJ, who is temporarily overseeing the 2015 GT&S rate case until a new ALJ is assigned, suspended the procedural schedule which had previously called for evidentiary hearings to begin on October 6, 2014.  The prior schedule also contemplated a final decision to be issued around March 2015.  (The CPUC has previously issued an order to allow any revenue requirement changes adopted in the final decision to become effective on January 1, 2015.)  A prehearing conference will be scheduled to discuss a revised procedural schedule.

In addition, the Utility has been ordered to appear at a hearing to be held before a CPUC ALJ on October 7, 2014 to show cause why the Utility should not be held in contempt and punished for the prohibited ex parte communications in the GT&S rate case that the Utility identified and reported to the CPUC.  See the Current Report on Form 8-K filed by PG&E Corporation and the Utility on September 15, 2014 for more information.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

PG&E CORPORATION

Dated: September 26, 2014	By:	LINDA Y.H. CHENG
LINDA Y.H. CHENG Vice President, Corporate Governance and Corporate Secretary

PACIFIC GAS AND ELECTRIC COMPANY

Dated: September 26, 2014	By:	LINDA Y.H. CHENG
LINDA Y.H. CHENG Vice President, Corporate Governance and Corporate Secretary